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                            Fredrikson & Byron, P.A.
                            1100 International Centre
                             900 Second Avenue South
                          Minneapolis, Minnesota 55402
                             Telephone: 612-347-7000
                                Fax: 612-347-7077


                                                                     EXHIBIT 5.1


                                  June 12, 2001


Bell Microproducts Inc.
1941 Ringwood Avenue
San Jose, California  95131

         Re:  EXHIBIT 5.1 to Registration Statement on Form S-3

Ladies/Gentlemen:

         We are acting as corporate counsel to Bell Microproducts Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act") of 60,000 shares of the Company's Common Stock (the "Shares") which may be offered for sale by certain shareholders (the "Selling Shareholders").

         In acting as such counsel for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

         1. The Company's Amended and Restated Articles of Incorporation, as amended.

         2.       The Company's Amended and Restated Bylaws.

         3. Certain corporate resolutions of the Company's Board of Directors pertaining to the issuance of the Shares by the Company.

         4.       The Registration Statement.

         Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

         1. The Company's Articles of Incorporation validly authorize the issuance of the Shares registered pursuant to the Registration Statement.

         2. The Shares are validly issued and outstanding, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                       Very truly yours,

                                       FREDRIKSON & BYRON, P.A.


                                       By /s/ Melodie R. Rose